Third Amendment to Dispensing Agreement

This Third Amendment to the July 26, 2018 Dispensing Agreement (“Agreement”) between Vericel Corporation (“Vericel” or “Client’) and AllCare Plus Pharmacy LLC (“AllCare”) shall be effective as of May 16, 2022 (“Effective Date”).

Recitals
WHEREAS, Vericel and AllCare are Parties to the Agreement;
WHEREAS, the Parties desire to amend the Agreement;
NOW, THEREFORE, in consideration of good and valuable consideration, the Parties hereby agree to modify the Agreement as follows

1.The Parties agree to replace Section 7., Term, in its entirety with the following: “7. Term. The term of this Agreement shall continue through May 31, 2024 (“Term”), unless otherwise terminated pursuant to the Dispensing Agreement.”

2.The Parties agree that all other conditions of the Agreement shall remain in force and that such terms shall prevail on the event of a conflict with this Third Amendment

3.The Parties agree to modify Exhibit A- Payment Terms and Pricing from the Dispensing Agreement. The fees outlined in Exhibit A attached to this Amendment reflect fees for the period May 16, 2022 through May 31, 2024.

Exhibit A
Vericel MACI Program

Fees:
AllCare’s fees for the Services outlined in this Amendment are as follows:

Invoicing Schedule
AllCare will invoice Client as follows:

Fixed Fees:
Client will be invoiced quarterly in advance on the first month and day of each quarter (pro-rated as applicated) for all fixed fees during the Term.

Variable, Transactional, Pass-Through Costs and Out of Pocket Expenses:
Client will be invoiced monthly, in arrears, based on Services performed (actuals) during the Term.

Payment Terms:
Payable within thirty (30) days from date of invoice.

Client shall also reimburse AllCare for reasonable travel and other out of pocket expenses incurred in connection with the provision of services, without premium or mark up, provided, however, that such expenses are itemized and at the Client’s request.

IN WITNESS WHEREOF, the Parties have executed this Amendment, by their duly authorized representatives, as of the Effective Date.

VERICEL CORPORATION		ALLCARE PLUS PHARMACY LLC
By:	Joe Mara CFO	By:	Aren Leighton
Name:	Joe Mara	Name:	Aren Leighton
Title:	CFO	Title:	GM & Lead
Date:	5/13/2022	Date:	May 13, 0222